Exhibit 10.1

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement (this “Ninth Amendment”) made and entered into as of the  30th day of March, 2007, is by and among LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LENDER”), having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603-4105, and VITA FOOD PRODUCTS, INC., a Nevada corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Vita Food”), VIRGINIA HONEY COMPANY, INC., a Virginia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Virginia Honey”), THE HALIFAX GROUP, INC., a Georgia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Halifax”), and VITA SPECIALTY FOODS, INC., a Delaware corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612  (“Specialty Foods”) (Vita Food, Virginia Honey, Halifax and Specialty Foods are individually a “Borrower” and collectively the “Borrowers”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 5, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 21, 2004, that certain Third Amendment to Loan and Security Agreement dated as of January 31, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of April 4, 2005, that certain Fifth Amendment to Loan and Security Agreement dated as of  June 30, 2005, that certain Sixth Amendment to Loan and Security Agreement dated as of August 4, 2005, that certain Seventh Amendment to Loan and Security Agreement dated as of August 30, 2005, and that certain Eighth Amendment to Loan and Security Agreement dated as of March 24, 2006, each by and among Lender and Borrowers (collectively the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers have requested, among other things, that Lender (i) extend the Revolving Loan Termination Date, and (ii) modify certain financial covenants (collectively the “Additional Financial Accommodations”); and

WHEREAS, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Ninth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Ninth Amendment.

I.              Definitions.

A.            Use of Defined Terms.  Except as expressly set forth in this Ninth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.            Amended Definitions.  Effective as of the date of this Ninth Amendment, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Revolving Loan Termination Date” and “Revolving Note” and substituting therefor the following, respectively:

“Revolving Loan Termination Date”: shall mean April 1, 2008.

“Revolving Note”: shall mean that certain Revolving Note dated as of March 30, 2007, executed and delivered by Borrowers to Lender in a maximum aggregate principal amount not to exceed $9,500,000.00, as amended, renewed, restated or replaced from time to time.

II.            Amendments to Loan Agreement.  Effective as of the date of this Ninth Amendment, the Loan Agreement is hereby amended as follows:

A.            Financial Covenants.  Section 9.4 of the Loan Agreement is hereby amended by deleting Section 9.4 of the Loan Agreement in its entirety and substituting therefor the following:

“9.4                Financial Covenants.  During the term of this Loan Agreement, and thereafter for so long as there are any outstanding Liabilities owed to Lender, Borrowers covenant that they shall:

(A)  [Reserved]

(B)   Cash Flow Coverage Ratio.  Not permit Borrowers’ Cash Flow Coverage Ratio, calculated on a year to date basis, to be less than: (i) 1.10 to 1.00 as of June 30, 2007, (ii) 1.15 to 1.00 as of September 30, 2007, or (iii) 1.20 to 1.00 as of December 31, 2007, as of the last day of any calendar quarter thereafter.  The Cash Flow Coverage Ratio will not be tested as of March 31, 2007.

(C)   Minimum EBITDA.  Borrowers shall maintain EBITDA of not less than: (i) Four Hundred Twenty-Five Thousand and no/100 Dollars ($425,000.00) for the three (3) month period ending March 31, 2007, (ii) One Million Two Hundred Thousand and no/100 Dollars ($1,200,000.00) for the six (6) month period ending June 30, 2007, (iii) One Million Nine Hundred Thousand and no/100 Dollars ($1,900,000.00) for the nine-month period ending  September 30, 2007, and (iv) Three Million One Hundred Thousand and no/100 Dollars ($3,100,000.00) as of December 31, 2007 and as of the last day of each calendar quarter thereafter, calculated on a trailing twelve (12) month basis.”

III.           Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Ninth Amendment:

A.            Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)                                     an original Revolving Note of even date herewith executed by the Borrowers to Lender;

(ii)                                  an original Company General Certificate of even date herewith executed by the Secretary of each Borrower to Lender; and

(iii)                             such other agreements, documents and instruments as Lender may reasonably request;

B.            No Unmatured Event of Default or Event of Default exists under the Loan Agreement, as amended by this Ninth Amendment, or the Other Agreements;

C.            No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of hereof shall be pending or known to be threatened against Borrowers and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Borrower or the capability of any Borrower to pay its obligations and liabilities to Lender; and

D.            There shall have been no material or adverse change in the business, financial condition or results of operations since the date of each Borrower’s most recently delivered financial statements to Lender.

IV.           Conflict.  If, and to the extent, the terms and provisions of this Ninth Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Ninth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Ninth Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Ninth Amendment, shall remain in and have its intended full force and effect, and Lender and Borrowers hereby affirm, confirm and ratify the same.

V.            Severability.  Wherever possible, each provision of this Ninth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Ninth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Ninth Amendment, the balance of which shall remain in and have its intended full force and effect.  Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI.           Reaffirmation.  Borrowers hereby reaffirm and remake all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

VII.          Fees, Costs and Expenses.  Borrowers agree to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Ninth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

VIII.        Choice of Law.  This Ninth Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IX.           Counterpart.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

X.            Waiver of Jury Trial.  BORROWERS AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, Lender and Borrowers have caused this Ninth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

LASALLE BANK NATIONAL ASSOCIATION,		VITA FOOD PRODUCTS, INC.,
a national banking association		a Nevada corporation

By:	/s/ Mitchell Rasky	By:	/s/ Clifford Bolen
Name:	Mitchell Rasky	Name:	Clifford Bolen
Title:	Senior Vice President	Title:	President

VIRGINIA HONEY COMPANY, INC.,
a Virginia corporation

By:	/s/ Clifford Bolen
Name:	Clifford Bolen
Title:	President

THE HALIFAX GROUP, INC.,
a Georgia corporation

By:	/s/ Clifford Bolen
Name:	Clifford Bolen
Title:	President

VITA SPECIALTY FOODS, INC.,
a Delaware corporation

By:	/s/ Clifford Bolen
Name:	Clifford Bolen
Title:	President